NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (the “Agreement”), dated as of August 21, 2013, is entered into by and between, Cardinal Energy Group, Inc., a Nevada corporation, (the “Company”), having its address at 6037 Frantz Road, Suite 103, Dublin, Ohio 43017 (the “Company”) and Equity Trust fbo Amy Alley, 401K, having its address at_________________ (collectively, the “Purchaser”).

RECITALS:

A. The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”);

B. Purchaser desires to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement a senior, secured, convertible note of the Company, in the form attached hereto as Exhibit “A”, in the aggregate principal amount of $98,485 (the “Note”), which Note is convertible into shares of common stock of the Company (the “Common Stock”), upon the terms and subject to the limitations and conditions set forth herein and in the Note.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. DEFINITIONS.

(a) Certain Definitions. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

(i) “Affiliate” means, with respect to a specific Person referred to in the relevant provision, another Person who or which controls or is controlled by or is under common control with such specified Person.

(ii) “Closing” means the event in which the Purchaser purchases from the Company the Securities, which shall take place within five (5) business days of the date hereof, unless otherwise agreed to by the parties hereto.

(iii) “Closing Date” means the date on which the Closing is held.

(iv) “Person” means any living person or any entity, such as, but not necessarily limited to, a corporation, partnership or trust.

(v) “Transaction Documents” means, collectively, this Agreement, the Note and any other agreements, documents and instruments contemplated hereby or thereby.

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2. PURCHASE AND SALE OF NOTE.

(a) Purchase of Note. Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Closing and the Company agrees to sell and issue to the Purchaser at the Closing, the Note in exchange for $98,485(the “Purchase Price”). As set forth in the Note, the principal amount of the Note shall be repaid in cash, but at the option of the Purchaser, such amount may be repaid through the conversion of the Note into shares of the Company’s restricted common stock at the market price as set forth in the Note (the “Shares”). In addition to the foregoing, the Company shall issue to the Purchaser, at the Closing Date, as paid-up interest, 131,313 shares of its restricted Common Stock (the “Interest Shares”).

(b) Closing Date. The Closing (the “Closing”) of the purchase and sale of the Note shall take place within five (5) business days of the date hereof, subject to notification of satisfaction of the conditions to the Closing set forth herein (or such later date as is mutually agreed to by the Company and the Purchaser (the “Closing Date”). The Closing shall occur on the Closing Date at such location as may be agreed to by the parties.

(c) Form of Payment. Subject to the satisfaction of the terms and conditions of this Agreement, on the Closing Date, (i) the Purchaser shall deliver, or cause to be delivered, to the Company (via wire transfer of immediately available funds pursuant to the Company’s written wiring instructions attached hereto) the Purchase Price, and (ii) the Company shall deliver to the Purchaser: (x) the Note duly executed on behalf of the Company and in the name of the Purchaser, or its designee, and (y) the Interest Shares.

3. PURCHASER REPRESENTATIONS AND WARRANTIES.

The Purchaser represents and warrants as follows:

(a) Investment Purpose. The Purchaser is acquiring the Note and the Shares issuable upon conversion of the Note (the Note and the Shares may be referred to collectively as “Securities”) for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, such Purchaser reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement covering such Securities or an available exemption under the Securities Act. Such Purchaser does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(b) Accredited Investor Status. The Purchaser is: (i) an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D, (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Securities.

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(c) Reliance on Exemptions. The Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

(d) Information. The Purchaser and its advisors (and his or, its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information he deemed material to making an informed investment decision regarding his purchase of the Securities, which have been requested by such Purchaser. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries nor any other due diligence investigations conducted by such Purchaser or its advisors, if any, or its representatives shall modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in herein. The Purchaser understands that its investment in the Securities involves a high degree of risk. The Purchaser has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e) No Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities, or the fairness or suitability of the investment in the Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f) Transfer or Resale. The Purchaser understands that: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Purchaser shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements, or (C) such Purchaser provides the Company with reasonable assurances (in the form of seller and broker representation letters) that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act, as amended (or a successor rule thereto) (collectively, “Rule 144”), in each case following the applicable holding period set forth therein; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

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(g) Legends. The Purchaser agrees to the imprinting on the certificates or documents representing the Securities a restrictive legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

Certificates evidencing the restricted shares of the Company’s Common Stock(the “Restricted Stock”) shall not contain any legend (including the legend set forth above): (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Restricted Stock pursuant to Rule 144, (iii) if such Restricted Stock are eligible for sale under Rule 144, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). The Purchaser agrees that the removal of restrictive legend from certificates representing Securities is predicated upon the Company’s reliance that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein.

(h) Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Purchaser and is a valid and binding agreement of such Purchaser enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i) No Legal Advice from the Company. The Purchaser acknowledges, that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his or its own legal counsel and investment and tax advisors. The Purchaser is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

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4. COMPANY REPRESENTATIONS AND WARRANTIES.

Except as otherwise set forth herein, the Company represents and warrants as follows:

(a) Organization and Qualification. The Company and its subsidiaries are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their business as now being conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have or reasonably be expected to result in a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b) Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Securities, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) the Transaction Documents have been duly executed and delivered by the Company, (iv) the Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

(c) Issuance of Securities. The issuance of the Securities is duly authorized and free from all taxes, liens and charges with respect to the issue thereof. The Restricted Stock, when issued, will be validly issued, fully paid and nonassessable, free from all taxes, liens and charges with respect to the issue thereof. The Company has reserved from its duly authorized capital stock the appropriate number of shares of Common Stock as set forth in this Agreement.

(d) SEC Documents; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the year preceding the date hereof (all of the foregoing filed prior to the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”) on timely basis or has received a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension. The Company has delivered to the Purchaser or its representatives, or made available through the SEC’s website at http://www.sec.gov., true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

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(e) No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

(f) (j) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Securities under the Securities Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act.

(g) Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth herein, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchaser as contemplated hereby.

(h) Reporting Status. With a view to making available to the Purchaser the benefits of Rule 144 or any similar rule or regulation of the SEC that may at any time permit the Purchaser to sell securities of the Company to the public without registration, and as a material inducement to the Purchaser’s purchase of the Securities, the Company represents and warrants to the following: (i) the Company is, and has been for a period of at least 90 days immediately preceding the date hereof, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act (ii) the Company has filed all required reports under section 13 or 15(d) of the Exchange, as applicable, during the 12 months preceding the date hereof (or for such shorter period that the Company was required to file such reports), and (iii) the Company is not an issuer defined as a “Shell Company.” For the purposes hereof, the term “Shell Company” shall mean an issuer that meets the description defined in paragraph (i)(1)(i) of Rule 144.

5. DISCLOSURE. The Company has made available to the Purchaser and its counsel all the information reasonably available to the Company that the Purchaser or its counsel have requested for deciding whether to acquire the Securities. No representation or warranty of the Company contained in this Agreement (as qualified by the SEC Documents or any of the other Transaction Documents, and no certificate furnished or to be furnished to the Purchaser at the Closing, or any due diligence evaluation materials furnished by the Company or on behalf of the Company, including without limitation, due diligence questionnaires, or any other documents, presentations, correspondence, or information contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

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6. CLOSING. At Closing:

(a) The Company shall deliver to the Purchaser the Interest Shares and the duly executed Note.

(b) The Purchaser shall deliver, or cause to be delivered, to the Company the Purchase Price (as adjusted downward for the costs and expenses set forth in section (c) below) by wire transfer of immediately available U.S. funds pursuant to the wire instructions provided by the Company.

7. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL. The Company’s obligation to sell the Securities to the Purchaser pursuant to this Agreement on the Closing Date is conditioned upon:

(a) Delivery by the Purchaser to the Company of the Purchase Price for the Securities by wire transfer of immediately available U.S. funds pursuant to the wire instructions provided by the Company;

(b) Delivery of the executed Transaction Documents, as appropriate; and

(c) The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date.

8. CONDITIONS TO THE PURCHASER’S OBLIGATION TO PURCHASE. The Purchaser’s obligation to purchase the Debenture and the Restricted Stock pursuant to this Agreement on the Closing Date is conditioned upon:

(a) Delivery by the Company to the Purchaser of the Note and the Interest Shares to be purchased in accordance with this Agreement;

(b) Delivery of the executed Transaction Documents, as appropriate; and

(c) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

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9. GOVERNING LAW; MISCELLANEOUS.

(a) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. To the extent determined by such court, the Company shall reimburse the Purchaser for any reasonable legal fees and disbursements incurred by the Purchaser in enforcement of or protection of any of its rights under any of the Transaction Documents.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement, Amendments. This Agreement supersedes all other prior oral or written agreements between the Purchaser, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

(f) Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon confirmation of receipt, when sent by facsimile; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

COMPANY:	Cardinal Energy Group, Inc. 6037 Frantz Road, Suite 103 Dublin, Ohio 43017 Fax No. ________________

PURCHASER:	Equity Trust fbo Amy Alley, 401K _______________________ _______________________ Fax No. ________________

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(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither the Company nor any Purchaser shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto.

(h) (h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i) Survival. All agreements, representations and warranties contained in this Agreement or made in writing by or on behalf of any party in connection with the transactions contemplated by this Agreement shall survive the execution and delivery of this Agreement and the Closing.

(j) Publicity. The Company and the Purchaser shall have the right to approve, before issuance any press release or any other public statement with respect to the transactions contemplated hereby made by any party; provided, however, that the Company shall be entitled, without the prior approval of the Purchaser, to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations (the Company shall use its best efforts to consult the Purchaser in connection with any such press release or other public disclosure prior to its release and Purchaser shall be provided with a copy thereof upon release thereof).

(k) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l) Brokerage. The Company represents that no broker, agent, finder or other party has been retained by it in connection with the transactions contemplated hereby and that no other fee or commission has been agreed by the Company to be paid for or on account of the transactions contemplated hereby.

(m) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

IN WITNESS WHEREOF, this Agreement has been duly executed by the Purchaser and the Company as of the date first set forth above.

CARDINAL ENERGY GROUP, INC.:

By:
Name:
Title:

EQUITY TRUST FBO AMY ALLEY, 401K:

By:
Name:
Title:

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Exhibit “A”

FORM OF PROMISSORY NOTE

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